BEFORE THE PUBLIC SERVICE COMMISSION
                                STATE OF MISSOURI


In the matter of the application of                  )
Westar Generating, Inc.                              )
for a certificate of public convenience and          )
necessity authorizing it to construct,               )
install, own, operate, control, manage               )    Case No. EA-2000-145
and maintain electric production facilities          )
in Jasper County, Missouri, pursuant to the          )
terms of a July 26, 1999 Agreement for the           )
Construction, Ownership and Operation of             )
State Line Combined Cycle Generating Facility.       )


                                   APPLICATION

     COMES NOW Westar  Generating,  Inc.  ("WGI" or  "Applicant"),  pursuant  to
Section 393.170, RSMo 1994,/1/ and 4 CSR 240-2.060(2), and for its application to the Public Service Commission of the State of Missouri ("Commission") for a certificate of public convenience and necessity, states as follows:

     1. Applicant is a corporation duly organized and existing under the laws of the State of Kansas with its principal place of business located at 818 Kansas Avenue, Topeka, Kansas. Attached hereto as Appendix 1 and incorporated herein by reference is a certified copy of Applicant's Certificate to Transact Business as a Foreign Corporation issued by the Missouri Office of the Secretary of State. Applicant is a wholly-owned subsidiary of Western Resources, Inc., a Kansas corporation that operates its utility operations under its trade name KPL, and its subsidiary, KGE, a Kansas corporation.

--------
/1/ All statutory references are to Revised Statutes of Missouri 1994, unless otherwise noted.
-----

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     2.   Applicant   proposes  to  own  a  40 percent   (40%)  interest  in  an
approximately 500 mega-watt (MW) combined cycle generation station to be constructed at the site of The Empire District Electric Company's ("EDEC") existing State Line facility in Jasper County, Missouri ("State Line Combined Cycle" or "SLCC"), consisting, in part, of (i) one Westinghouse W501F combustion turbine (the "Existing CT") which is currently owned by EDEC, (ii) one new W501F combustion turbine, (iii) two new heat recovery steam generators, (iv) one new steam turbine, (v) one new cooling tower, and (vi) other associated equipment. EDEC and WGI have entered into an Agreement for the Construction, Ownership and Operation of State Line Cycle Generating Facility dated July 26, 1999, ("Agreement"), a copy of which was filed with the Application in Case No. EA-2000-145, and is incorporated herein by reference, which more fully describes the ownership and operation of the SLCC.

     3. Communications in regard to this Application should be addressed to:

         Martin J. Bregman                  James M. Fischer
         Executive Director, Law            Fischer & Dority, P.C.
         Western Resources, Inc.            101 Madison Street
         818 Kansas Avenue                  Suite 400
         Topeka, Kansas 66612               Jefferson City, Missouri  65101

     4. Pursuant to the Agreement, EDEC and WGI propose to share the costs of construction of the addition to the SLCC on a 60/40 percent basis, respectively. EDEC will refurbish a 150 MW unit presently used to serve its customers. Pursuant to the Application filed in Case No. EA-2000-145, EDEC will also construct and operate the facility. EDEC is proposing to transfer a portion of that facility to WGI. EDEC will continue to serve retail customers from its share of the

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

SLCC. WGI will sell some or all of its 40 percent share of the output from SLCC to its franchised utility affiliates, KPL and KGE.

     5.  Specifically,  Applicant  requests  the  Commission  to issue its order granting  Applicant  a  Certificate  of  Public  Convenience  and  Necessity  to
construct,   install,  own,  operate,  control,  manage  and  maintain  electric facilities in Jasper County, Missouri, pursuant to the Agreement. The area sought to be certificated is set forth on the maps attached hereto as Appendix 2 and incorporated herein by reference. A description of the area proposed to be served is marked as Appendix 3, attached hereto and incorporated herein by reference. The area sought to be certificated is the same area where EDEC currently operates its SLCC; however, Applicant does not request authority to provide retail service within this certificated area.

     6. The SLCC will be constructed upon EDEC's existing site for its state line facility. However, it will be necessary to move electric and telephone lines of regulated utilities, including those of EDEC and Southwestern Bell Telephone Company. No railroad tracks or any underground facility, as defined in
Section  319.015,  will be crossed or otherwise  affected by the  project.

     7. A description of plans and specifications for the construction of the project are voluminous, and will be made available to the Commission Staff and Public Counsel, upon request. Additional information regarding the estimated cost of construction, plans for financing, and projected revenues and expenses will also be made available to the Commission Staff and Public Counsel, upon request. Applicant also respectfully requests that the provisions of 4 CSR 240-2.060(2)(F)(1), (2), and (5) be waived, since these provisions are designed for an Application for a retail service area and/or a start-up utility which are not applicable to this request.

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

     8. No additional municipal or other governmental approvals, with the exception of permits from the Department of Natural Resources and the United States Environmental Protection Agency are required.

     9. The granting of this Application is in the public interest since the SLCC will provide additional power for the customers of Western Resources' franchised utility affiliates, KPL and KGE, so that the public needs may be served.

     WHEREFORE, Applicant Westar Generating, Inc. prays the Commission issue to it an area certificate of public convenience and necessity authorizing it to construct, install, own, operate, control, manage and maintain electric production facilities in Jasper County, Missouri, in accordance with the above-stated provisions.

                                Respectfully submitted,


                                /s/ James M. Fischer
                                -----------------------------------_
                                James M. Fischer, Esq.   MBN 27543
                                JAMES M. FISCHER, P.C.
                                101 Madison Street, Suite 400
                                Jefferson City, Missouri  65101
                                Telephone:        (573) 636-6758
                                Fax:              (573) 636-0383
                                e-mail:  jfischerpc@aol.com

                                Martin J. Bregman        MBN 265449
                                Executive Director, Law
                                WESTERN RESOURCES, INC.
                                818 South Kansas Avenue
                                Topeka, Kansas 66612
                                Telephone:        (785) 575-1986
                                Fax:              (785) 575-8136
                                e-mail:

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

                                           ATTORNEYS FOR WESTAR GENERATING, INC.


Dated:   August 16, 1999

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

                             CERTIFICATE OF SERVICE


     I do hereby certify that a true and correct copy of the foregoing Application has been hand-delivered or mailed, First Class mail, postage prepaid, this 17th day of August, 1999, to:


                           Office of the Public Counsel
                           P.O. Box 7800
                           Jefferson City MO 65102


                                        /s/ James M. Fischer
                                        --------------------------------------
                                         James M. Fischer


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
                                  VERIFICATION



STATE OF KANSAS           )
                          )  ss.
COUNTY OF SHAWNEE         )


     Thomas L. Grennan, President, Westar Generating, Inc., being duly sworn upon his oath, states that the matters set forth in the foregoing Application are true and correct according to the best of his knowledge, information and belief.

                                        /s/ Thomas L. Grennan
                                        --------------------------------------
                                        Thomas L. Grennan




     Subscribed and sworn to before me, a Notary Public, this 16th day of August, 1999.


(Seal)                                  /s/ Glenda Guilfoil
                                        --------------------------------------
                                        Notary Public


My Commission Expires:  June 2, 2003


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